Item 77Q(1)(g)
Touchstone Funds Group Trust
The following document is included as an exhibit in the Registrant's Form N-14 filed with the SEC on December 20, 2013, (SEC Accession No. 0001104659-13-091573) and is incorporated by reference herein:
Agreement and Plan of Reorganization, with respect to Touchstone Small Cap Value Fund and Touchstone Small Company Value Fund.